Exhibit 99.2

        EXECUTION COPY

PURCHASE, WARRANTIES and SERVICING AGREEMENT

Between

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

as Purchaser

and

SUNTRUST MORTGAGE, INC. as Seller

Dated as of July 1, 2007

TABLE OF CONTENTS

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ii

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This Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007 is executed between Mortgage Asset Securitization Transactions, Inc., a Delaware corporation with offices at 1285 Avenue of the Americas, New York NY 10019 as Purchaser (the “Purchaser”), and SunTrust Mortgage, Inc. a Virginia corporation with offices at 901 Semmes Avenue, Richmond, Virginia 23224, as seller and servicer (the “Seller”).

WHEREAS, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser, from time to time, certain Mortgage Loans that shall be specified on (i) the related Mortgage Loan Schedule attached to the related Assignment & Conveyance in the form attached hereto as Exhibit H1, pursuant to the terms of a related letter agreement by and between the Seller and the Purchaser each, a “Purchase Price and Terms Letter”);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on (i) the related Mortgage Loan Schedule, which is to be annexed to the related Assignment and Conveyance in the form attached hereto as Exhibit H1; and

WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking and mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with applicable law and FNMA and/or FHLMC servicing practices and procedures.

Agreement:  This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value:  The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment:  An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

Assignment and Conveyance:  An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit H1.

Business Day:  Any day other than:  (i) a Saturday or Sunday, or (ii) a legal holiday in the Commonwealth of Virginia or in the state of New York, or (iii) a day on which banks in the Commonwealth of Virginia or in the state of New York are authorized or obligated by law or executive order to be closed.

Closing Date:  The date or dates, set forth in the related Purchase Price and Terms Letter, on which, from time to time, the Purchaser shall purchase and the Seller shall sell the Mortgage Loans listed on the related Mortgage Loan Schedule.

Code:  The Internal Revenue Code of 1986, as amended.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Commission:  The United States Securities and Exchange Commission.

Convertible Mortgage Loan:  Any individual adjustable rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Credit Score:  The credit score for each Mortgage Loan shall be the minimum of two credit bureau scores obtained at origination or such other time by the Seller.  If two credit bureau scores are obtained, the Credit Score will be the lower score.  If three credit bureau scores are obtained, the Credit Score will be the middle of the three.  When there is more than one applicant, the lowest of the applicants Credit Scores will be used.  There is only one (1) score for any loan regardless of the number of borrowers and/or applicants.  The minimum Credit Score for all Mortgage Loans will be in accordance with the Underwriting Guidelines (as defined below).

Custodial Account:  Each separate demand account or accounts created and maintained pursuant to Section 4.04 and shall be established at an Eligible Institution, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.  Such accounts shall be held as a special deposit by the depository institution maintaining the related accounts in a fiduciary capacity, separate and apart from its funds or general assets and shall not be held in any capacity that would create a debtor-creditor relationship between the depository institution maintaining the accounts and the Seller or the Purchaser.

Cut-off Date:  The first day of the month in which the related Closing Date occurs, or such other date as shall be specified in the related Purchase Price and Terms Letter.

Depositor:  With respect to any Securitization Transaction, the person identified in writing to the Seller by the Purchaser as the depositor for such transaction.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Electronically:  As it applies to any record, communication, data, signature, including but not limited to any manifestation of assent, such as “clicking” on an on screen icon, word or graphic, shall mean any digital, analog, optical or magnetic means, method, or process now known or hereafter developed, used to evidence such item or event.

Eligible Account:  Any of: (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have either (a) a rating of at least “A-2” by Standard & Poor’s at the time any amounts are held on deposit therein, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement (provided, that if such rating falls below “A-2” by S&P, funds in such account shall immediately be transferred to an otherwise Eligible Account) or (b) the highest short term ratings of each Rating Agency at the time any amounts are held on deposit therein, if the amounts on deposit are to be held in the account for more than 30 days or are intended to be used as credit enhancement, or (ii) a non interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity (provided, that if such rating falls below the highest short-term rating by such Rating Agency, funds in such account shall immediately be transferred to an otherwise Eligible Account) or (iii) any other account acceptable to each Rating Agency.

Eligible Institution:  An institution having (i) the highest short term debt rating, and one of the two highest long term debt ratings of the Rating Agencies, (ii) with respect to any Custodial Account, an unsecured long term debt rating of at least one of the two highest unsecured long term debt ratings of the Rating Agencies or (iii) with respect to any Custodial Account in which buydown funds are deposited, the highest long term debt rating by the Rating Agency.

Equity Take Out Refinanced Mortgage Loan:  A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

Escrow Account:  Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be established at an Eligible Institution, in the name of the Person that is the “Purchaser” with respect to the related Mortgage Loans.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  Freddie Mac, formerly know as the Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guides:  The Freddie Mac Sellers’ Guide and the Freddie Mac Servicers’ Guide and all amendments or additions thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Seller pursuant to Section 4.12.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

FNMA:  Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

FNMA Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

GAAP:  Generally accepted accounting principles, consistently applied.

Gross Margin:  With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

HUD:  The United States Department of Housing and Urban Development or any successor.

Index:  A rate per annum set forth on the applicable Mortgage Loan Schedule.

Initial Mortgage Interest Rate Cap:  With respect to each adjustable rate Mortgage Loan, the provision in a Mortgage Note that limits permissible increases and decreases in the Mortgage Interest Rate on the first Interest Rate Adjustment Date to the amount set forth in the Mortgage Loan Schedule.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date:  With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule on which the Mortgage Interest Rate is adjusted.

Lender-Paid Mortgage Insurance Rate or LPMI Rate:  With respect to any mortgage loan, the Lender-Paid Mortgage Insurance Rate for any “lender-paid” Primary Mortgage Insurance Policy shall be a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Servicing Advances.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged Property at origination with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property at origination or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.  The Loan-to-Value Ratio as of any date other than the date of origination shall be the then outstanding principal balance of the Mortgage Loan divided by (i) the Appraised Value of the Mortgaged Property at origination with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property at origination or the purchase price of the Mortgaged Property, with respect to all other Mortgage Loans.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Maximum Mortgage Interest Rate:  The maximum annual rate at which interest accrues on any adjustable rate Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Minimum Mortgage Interest Rate:  The minimum annual rate at which interest accrues on any adjustable rate Mortgage Loan in accordance with the provisions of the related Mortgage Note.

Monthly Advance:  The aggregate of the advances made by the Seller on any Remittance Date pursuant to Section 5.03.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File:  The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit B hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

Mortgage Interest Rate:  The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

Mortgage Interest Rate Cap:  With respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan, which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents:  The documents listed in Exhibit B.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate and minus the LPMI Rate, if any.

Mortgage Loan Schedule:  The schedule of Mortgage Loans annexed to the related Assignment and Conveyance for the related pool of Mortgage Loans, such schedule setting forth the following information, and/or such other information as the parties may mutually agree upon in writing, with respect to each Mortgage Loan in the related Mortgage Loan pool:

(1)	the Seller’s Mortgage Loan identifying number;

(2)	the Mortgagor’s name;

(3)	the street address of the Mortgaged Property including the city, state and zip code;

(4)	a code indicating whether the Mortgaged Property is owner occupied (i.e., primary residence, second residence, investor property) at the time of origination;

(5)	the type of residential property constituting the Mortgaged Property;

(6)
the original months to maturity or the remaining months to maturity from the applicable Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(7)	the Appraised Value, the purchase price of the Mortgage Property, if applicable, and the Loan-to-Value Ratio at origination and at the applicable Cut-off Date;

(8)	the Mortgage Interest Rate at origination;

(9)	the Mortgage Interest Rate as of the applicable Cut-off Date;

(10)	the Mortgage Loan Remittance Rate;

(11)	the stated maturity date;

(12)	the amount of the Monthly Payment as of the applicable Cut-off Date;

(13)	the original principal amount of the Mortgage Loan;

(14)
the principal balance of the Mortgage Loan as of the close of business on the applicable Cut-off Date, after deduction of payments of principal due on or before such Cut-off Date, whether or not collected;

(15)	a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take out refinance);

(16)	a code indicating the documentation style (i.e., full, alternative or reduced);

(17)	the number of times during the twelve (12) month period preceding the applicable Closing Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

(18)	the actual interest paid-to date (or actual next due date) as of the applicable Cut-Off Date;

(19)	the date on which the first payment is due;

(20)	with respect to adjustable rate Mortgage Loans, the initial Interest Rate Adjustment Date;

(21)	with respect to adjustable rate Mortgage Loans, the next Interest Rate Adjustment Date;

(22)	with respect to adjustable rate Mortgage Loans, the Gross Margin;

(23)	with respect to adjustable rate Mortgage Loans, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(24)	with respect to adjustable rate Mortgage Loans, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(25)	with respect to adjustable rate Mortgage Loans, a code indicating the type of Index;

(26)	with respect to each adjustable rate Mortgage Loan, the type of adjustable rate Mortgage Loan (i.e., 3/1, 5/1, 7/1, etc.)

(27)	a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan;

(28)	a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance;

(29)	a code indicating the issuer of any related Primary Mortgage Insurance Policy;

(30)	the Credit Score of the Mortgagor;

(31)	the Primary Mortgage Insurance certificate number, if applicable;

(32)	the Primary Mortgage Insurance coverage percentage, if applicable;

(33)	the LPMI Rate, if applicable;

(34)	a code indicating if the Mortgage Loan is subject to a ground lease;

(35)	a code indicating whether or not the Mortgage Loan is the subject of a Prepayment Penalty as well as the terms of the prepayment penalty;

(36)	The Mortgage Interest Rate Cap with respect to adjustable rate Mortgage Loans; and

(37)	with respect to adjustable rate Mortgage Loans, the Initial Mortgage Interest Rate Cap;

(38)	The Servicing Fee Rate with respect to such Mortgage Loan; and

(39)
a code indicating if the Mortgage Loan is an interest-only Mortgage Loan (including any Mortgage Loans with any interest-only features) and, if so, the term of the interest-only period of such Mortgage Loan.

With respect to the aggregate Mortgage Loans in the pool, the related Mortgage Loan Schedule shall set forth the following information, as of the applicable Cut-off Date:

(1)	the number of Mortgage Loans;

(2)	the current aggregate outstanding principal balance of the Mortgage Loans;

(3)	the weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4)	the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate of the Mortgagor, the term of which is equal to or longer than the term of the Mortgage.

Mortgagor:  The obligor on a Mortgage Note.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers’ Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

OTS:  Office of Thrift Supervision, its successors and assigns.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Penalty:  With respect to each Mortgage Loan, the penalty if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Primary Mortgage Insurance Policy:  Each primary policy of mortgage insurance (including any “lender-paid” mortgage insurance policy) represented to be in effect pursuant to Section 3.02(ee), or any replacement policy therefor obtained by the Seller pursuant to Section 4.08.

Prime Rate:  The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price:  The price paid on the applicable Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 2.02 of this Agreement.

Purchase Price and Terms Letter:  As defined in the Recitals of this Agreement.

Purchase Price Premium:  the excess of the Purchase Price over par, as applicable, expressed as a percentage.

Purchaser:  Mortgage Asset Securitization Transactions, Inc., its successors in interest and assigns.

Qualified Appraiser:  An appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements set forth in the FNMA or FHLMC Guides and in Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc. with respect to primary mortgage insurance and in the two highest rating categories for general policyholder rating and financial performance index rating by A.M. Best Company with respect to hazard and flood insurance.

Rating Agencies:  Standard & Poor’s, a division of McGraw Hill Companies, Inc., Moody’s Insurance Service, Inc. and Fitch, Inc. or, in the event that ownership of the Mortgage Loans is evidenced by mortgage backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  As defined in Section 11.17.

Refinanced Mortgage Loan:  A Mortgage Loan (including an Equity Take Out Refinanced Mortgage Loan) which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit,” as such term is defined in the Code.

Remittance Date:  The 24th day of any month, beginning with the month following the month of the related Closing Date, or if such 24th day is not a Business Day, the first Business Day immediately preceding such 24th day.

REO Disposition :  The final sale by the Seller of any REO Property.

REO Disposition Proceeds:  Amounts received by the Seller in connection with a related REO Disposition.

REO Property:  A Mortgaged Property acquired by the Seller on behalf of the Purchaser as described in Section 4.13.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the unpaid principal balance (“UPB”) of the Mortgage Loan on the date of repurchase, plus (ii) interest on such outstanding principal balance at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Purchaser through the last day of the month of repurchase, plus (iii) the Purchase Price Premium, if any, multiplied by the UPB on the date of repurchase, plus (iv) third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased and any unreimbursed Servicing Advances with respect to such Mortgage Loan, plus (v) any costs and damages incurred in connection with any violation of such Mortgage Loan of any predatory or abusive lending law; less (vi) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  SunTrust Mortgage, Inc. or any successor thereto pursuant to the terms hereof, in its capacity as Seller or Servicer hereunder, as applicable.

Seller Information:  As defined in Section 12.07(a).

Servicer:  As defined in Section 12.03(c).

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Seller specifies the Mortgage Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Seller hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and any Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, and (e) compliance with the obligations under Section 4.08.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, for which the Seller is responsible in its capacity as Servicer and as identified on Exhibit K hereto.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one full month, be equal to one twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Seller, or as otherwise provided under Section 4.05.

Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum set forth in the related Purchase Price and Terms Letter and reflected on the Mortgage Loan Schedule.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit B, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

Servicing Officer:  Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Standard & Poor’s:  Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Stated Principal Balance:  As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the applicable Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions identified in Item 1122(d) of Regulation AB that are required to be performed by the Seller under this Agreement or any Reconstitution Agreement.

Subservicing Agreement:  An agreement between the Seller and a Subservicer for the servicing of the Mortgage Loans.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Underwriting Guidelines:  The underwriting guidelines of the Seller as approved by  Purchaser, in effect at the time of origination of the related Mortgage Loans, a copy of which is attached as Exhibit D hereto.  Any amendments to the Underwriting Guidelines shall be attached to the applicable Purchase Price and Terms Letter.

Whole Loan Transfer:  Any sale or transfer by the Purchaser of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01	Agreement to Purchase.

The Seller agrees to sell and the Purchaser agrees to purchase from time to time the Mortgage Loans having an aggregate principal balance on the applicable Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the applicable Closing Date.  The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the applicable Closing Date to the Purchaser at least four (4) Business Days prior to such Closing Date or such other date as has been set forth in the related Purchase Price and Terms Letter.  The parties hereby acknowledge that the Purchaser has no obligation to purchase any Mortgage Loans from the Seller except as expressly agreed to from time to time.

Section 2.02	Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance, as of the applicable Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the applicable Cut-off Date, whether or not collected.  If so provided in the related Purchase Price and Terms Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current Stated Principal Balance of the respective pool of Mortgage Loans, as of the applicable Cut-off Date at the weighted average Mortgage Loan Remittance Rate from such Cut-off Date through the day prior to the related Closing Date, inclusive.  The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the applicable Closing Date by wire transfer of immediately available funds.  Further, the Seller shall pay to the Purchaser the costs and fees expected to be associated with the recording of an Assignment with respect to each Mortgage Loan (such amount may be set forth in the related  Purchase Price and Terms Letter.)

The Purchaser shall be entitled to (1) all scheduled principal due after the applicable Cut-off Date, (2) all other recoveries of principal collected on or after such Cut-off Date (provided, however, that all scheduled payments of principal due on or before such Cut-off Date and collected by the Seller or any successor servicer after such Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees and LPMI Rates, if applicable (minus that portion of any such payment which is allocable to the period prior to the applicable Cut-off Date).  The outstanding principal balance of each Mortgage Loan as of the applicable Cut-off Date is determined after application of payments of principal due on or before such Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to such Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the applicable Cut-off Date shall not be applied to the principal balance as of such Cut-off Date.  Such prepaid amounts shall be the property of the Purchaser.  The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

Section 2.03	Servicing of Mortgage Loans.

Simultaneously with the execution and delivery of this Agreement, the Seller does hereby agree to service the Mortgage Loans listed on each Mortgage Loan Schedule, that is subject to the terms of this Agreement.  The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of the applicable Closing Date, the Seller shall execute and deliver to the Purchaser an Assignment and Conveyance in the form of Exhibit H1 hereto with respect to Mortgage Loans, pursuant to which the Seller shall sell, transfer, set over and convey the Mortgage Loans to the Purchaser, without recourse, and the Seller hereby acknowledges that the Purchaser shall have subject to the terms of this Agreement, all the right, title and interest of the Seller in and to the Mortgage Loans.  The delivery of the Mortgage Files shall be on the applicable Closing Date at the expense of the Seller.  The Seller shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser.  The Servicing File shall contain all documents necessary to service the Mortgage Loans.  The possession of each Servicing File by the Seller is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only.  From the applicable Closing Date, the ownership of each related Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, shall be vested in the Purchaser.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans.  Any portion of the Mortgage Files retained by the Seller shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.  The Seller shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Seller’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement, such written instructions shall not be required.

Section 2.05	Books and Records.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other  financial statements as a sale of assets by the Seller.  The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Seller’s computer system to clearly reflect the ownership of each Mortgage Loan by the Purchaser.  In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA or FHLMC  (if required under the Underwriting Guidelines) and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents.  The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, Seller shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Seller and without charge to Seller or such supervisory agents or examiners, any documentation regarding the Mortgage Loans that may be required by any applicable regulations or regulator.

Section 2.06	Transfer of Mortgage Loans.

The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Seller in accordance with this Section 2.06.  The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Seller unless a copy of an Assignment, Assumption and Recognition Agreement of this Agreement (or equivalent agreement), mutually agreeable to the parties, executed by the transferee shall have been delivered to the Seller.  The Purchaser also shall advise the Seller of the transfer.  Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Notwithstanding the foregoing, the Seller hereby acknowledges that the Purchaser intends to transfer the Mortgage Loans to U.S. Bank National Association, as trustee pursuant to a Securitization Transaction and agrees to deliver the related Assignment, Assumption and Recognition Agreement (or equivalent agreement).

Section 2.07	Examination of Mortgage Files; Delivery of Mortgage Loan Documents.

Prior to or following each Closing Date (as mutually agreed upon by the parties and specified in the applicable Purchase Price and Terms Letter), the Seller shall, at the Purchaser’s option, (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased (or such percentage sample of Mortgage Loans as mutually agreed upon by the parties and specified in the applicable Purchase Price and Terms Letter), the related Mortgage File, including a copy of the Assignment, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser, or its designee, for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller.  Such examination may be made by the Purchaser or its designee upon reasonable notice to the Seller and during normal business hours at a time acceptable to the Purchaser for purposes of ensuring that the Mortgage Loans have been underwritten in accordance with the Underwriting Guidelines and to ensure conformity with the terms of the related Purchase Price and Terms Letter.  If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loan does not so conform to the Underwriting Guidelines, this agreement or the terms of the related Purchase Price and Terms Letter, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may, at the Purchaser’s option, be replaced by a substitute Mortgage Loan which meets the requirements set forth in Section 3.03.  If the Purchaser makes such examination after the related Closing Date and determines, in its sole discretion, that any Mortgage Loan does not so conform to the Underwriting Guidelines or the terms of the related Purchase Price and Terms Letter, Seller shall repurchase such Mortgage Loan(s), at the Repurchase Price, upon Purchaser’s written notice.  The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination.  The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

On each Closing Date, the Seller shall release to the Purchaser or its designee the related Mortgage Loan Documents.  No later than four (4) Business Days prior to each Closing Date or such other date as has been set forth in the related Purchase Price and Terms Letter, and notwithstanding the preceding paragraph, the related Mortgage Loan Documents enumerated as items (1), (2), (3), (4), (5), (6), (7), (8), and (15) in Exhibit B hereto shall be delivered by the Seller to the Purchaser’s designee pursuant to a bailee letter agreement.  The remaining documents constituting the Mortgage Loan Documents shall be part of the Servicing File and shall be held by the Seller separately as custodian and for the sole benefit and on behalf of the Purchaser, and shall be delivered, at the Purchaser’s request, to the Purchaser or its designee within (5) Business Days from such request.  If the Seller cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the applicable Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 90 days from such Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 90 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Seller shall deliver such documents to the Purchaser, or its designee, within such time period as specified in an  Officer’s Certificate stating the date by which Seller expects to receive any missing documents sent for recording from the applicable recording office.  In the event that documents have not been received by the date specified in the Officer’s Certificate, a subsequent  Officer’s Certificate shall be delivered by such date specified in the prior  Officer’s Certificate, stating a revised date for receipt of documentation.  The procedure shall be repeated until the documents have been received and delivered.  The Seller shall continue to use its best efforts to effect delivery within 180 days of the applicable Closing Date; provided however, that if delivery is not completed within 180 days of such Closing Date,  at the Purchaser’s option, the Seller will repurchase such Mortgage Loan in accordance with Section 3.03, or  the Purchaser, in its sole discretion, will extend in writing the time period for Seller to effect delivery; and further provided that at the expiration of such extension, if the documents have not been received, Seller, at Purchaser’s option will repurchase such Mortgage Loan in accordance with Section 3.03 (it being understood that any cure period set forth in Section 3.03 shall be deemed to have expired).

The Seller shall pay all initial recording fees for the Assignments and any other fees in connection with the transfer of all original documents to the Purchaser or its designee.  The Seller shall prepare, in recordable form, all Assignments necessary to assign the Mortgage Loans to Purchaser, or its designee.  The Seller shall be responsible for recording the Assignments in accordance with and at the direction of the Purchaser.

To the extent not delivered on the applicable Closing Date, the Seller shall provide a copy of the title insurance policy to the Purchaser or its designee within ninety (90) days of the applicable Closing Date.

Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

The Seller shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or Section 6.01 within one week of their execution; provided, however, that the Seller shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

From time to time the Seller may have a need for Mortgage Loan Documents to be released from Purchaser, or its designee.  The Purchaser shall, upon the written request of the Seller, within ten (10) Business Days, deliver (or cause to be delivered) to the Seller, any requested documentation previously delivered to Purchaser, or its designee, as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, as the case may be, when the Seller no longer requires possession of the document, and provided that during the time that any such documentation is held by the Seller, such possession is in trust for the benefit of Purchaser.  The Seller shall indemnify the Purchaser from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney’s fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to the Seller pursuant to this paragraph.

Section 2.08	Quality Control Procedures.

The Seller must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01	Representations and Warranties of the Seller.

The Seller represents, warrants and covenants to the Purchaser that as of each Closing Date or as of such date specifically provided herein:

(a)           The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Seller by any such state, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b)           The Seller has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement and each Assignment to the Purchaser and any agreement contemplated hereby, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(c)           None of the execution and delivery of this Agreement, the origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Seller’s charter or by laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject;

(d)           There is no litigation, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened, or any order or decree outstanding, with respect to the Seller which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Seller;

(e)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, except for consents, approvals, authorizations and orders which have been obtained;

(f)           The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g)           The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(h)           Seller is an approved seller/servicer of residential fixed and adjustable rate mortgage loans for FNMA and FHLMC and is a HUD approved mortgage seller/servicer pursuant to Section 203 of the National Housing Act, with such facilities, procedures and personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and is in good standing to sell mortgage loans to and service mortgage loans for FNMA and FHLMC and no event has occurred which would make Seller unable to comply with eligibility requirements or which would require notification to either FNMA or FHLMC;

(i)           The Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.  The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent.  The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors;

(j)           No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

(k)           The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the consideration received by the Seller upon the sale of the Mortgage Loans hereunder constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(l)           The Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years.  All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto.  There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(m)           Except as disclosed in this Agreement, the Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans pursuant to this Agreement.  Seller will pay any commission or compensation to any broker, investment banker, agent or other person who may be entitled thereto in connection with the sale of the Mortgage Loans pursuant to this Agreement.  Nothing in this Section 3.01(m) shall prohibit or limit Seller’s use of a mortgage loan broker in connection with the origination of any Mortgage Loan, and Seller has paid any commission or compensation to any mortgage loan broker and/or correspondent lenders who may be entitled thereto in connection with the origination of any Mortgage Loan.

Section 3.02	Representations and Warranties as to Individual Mortgage Loans.

References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the applicable pool of Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated Principal Balances of the Mortgage Loans as of such Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to such Cut-off Date, whether or not received.  References to percentages of Mortgaged Properties refer, in each case, to the percentages of expected aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence).  The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

(a)           The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

(b)           Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(c)           The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

(d)           Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to Section 2.01;

(e)           All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(f)           The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(g)           The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

(h)           Except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(i)           The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

(j)           To the best of the Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(k)           All payments required to be made up to but not including the Due Date immediately preceding the Cut-off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

(l)           The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

(m)           Each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory and abusive lending laws;

(n)           The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(o)           The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(p)           The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(q)           To the best of the Seller’s knowledge no foreclosure action has been commenced or is currently threatened, with respect to the Mortgage Loan and the Seller has not waived any default, breach, violation or event of acceleration;

(r)           No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(s)           Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

(t)           Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(u)           To the best of the Seller’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(v)           Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements;

(w)           The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(x)           With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(y)           In the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(z)           If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(aa)         The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(bb)         The Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(cc)          The Loan Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Seller;

(dd)          With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

(ee)           As of the Cut-off Date, the range of current Loan-to-Value Ratios of the Mortgage Loans is 3.17% to 98.52% and 215 Mortgage Loans, representing 10.82% of the Cut-off Date Pool Balance, had current Loan-to-Value Ratios at origination in excess of 80%.  All of the Mortgage Loans with current Loan-to-Value Ratios in excess of 80% were subject to a Primary Insurance Policy;

(ff)           With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Mortgage Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(gg)          With respect to each Mortgage Loan, the Servicing Agreement requires the Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Mortgage Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by the Servicer.  The obligation of the Servicer to advance such payments as to such Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Mortgage Loan;

(hh)          No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(ii)           With respect to each Mortgage Loan, either (a) an appraisal acceptable to FNMA or FHLMC has been obtained or (b) an appraisal on Form 1004 or Form 2055 with an interior inspection has been obtained; and

(jj)            No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 6.0 Revised, Appendix E).

Section 3.03	Repurchase; Substitution; Set-off.

It is understood and agreed that the representations, warranties and covenants set forth in Sections 2.07, 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File.  Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other.  The Seller shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach.  The Seller hereby covenants and agrees that if any such breach is not corrected or cured within such sixty (60) day period, the Seller shall, at the Purchaser’s option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, with the Purchaser’s prior consent, substitute a Mortgage Loan as provided below.  If any such breach is not cured within such cure period, the Seller, at the Purchaser’s option exercised by written notice to Seller, shall repurchase any such Mortgage Loan at the Repurchase Price no later than ninety (90) days of receipt of such notice; provided that Seller shall have no such repurchase obligation unless Purchaser gives such notice to Seller no later than ninety (90) days after the expiration of such cure period.  Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the Custodial Account for future distribution.  It is understood by the parties hereto that a breach of the representations and warranties made in Subsections 3.02(gg), (nn), (xx), (ww), (xx), (aaa), (bbb), (ccc), (eee), (fff), (hhh), (mmm), (nnn) or (sss) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

Any substitute Mortgage Loan shall (a) have a principal balance at the time of substitution not in excess of the principal balance of the removed Mortgage Loan (the amount of any difference, plus one month’s interest thereon at the Mortgage Interest Rate borne by the removed Mortgage Loan, being paid by the Seller and deemed to be a Principal Prepayment to be deposited by the Seller in the Custodial Account), (b) have a Mortgage Interest Rate not less than, and not more than one percentage point greater than, the Mortgage Interest Rate of the removed Mortgage Loan, (c) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (d) be, in the reasonable determination of the Purchaser, of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan as if the breach had not occurred, (e) have a Loan-to-Value Ratio, at origination no greater than that of the removed Mortgage Loan and (f) be, in the reasonable determination of the Purchaser, in material compliance with the representations and warranties contained in this Agreement as of the date of substitution.

The Seller shall amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor.  Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan.  In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller.  The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller; and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

Without in any way limiting the foregoing, Purchaser may, at its option and in its sole discretion, offset any or all amounts owed by the Seller to Purchaser under this Agreement and any Purchase Price and Terms Letter, against any or all amounts due from Purchaser to the Seller.

It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase, reimburse or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 8.01, and Purchaser’s right of set-off, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  If the Seller fails to repurchase, reimburse or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser’s reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available as a result thereof.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

Section 3.04	Repurchase of Convertible Mortgage Loans.

In the event the Mortgagor under any Convertible Mortgage Loan elects to convert said Mortgage Note to a fixed interest rate Mortgage Note, as provided in said Mortgage Note, then at Purchaser’s option the Seller shall, prior to the effective date of said conversion, repurchase such Convertible Mortgage Loan from the Purchaser in accordance with Section 3.03 hereof.

Section 3.05	Repurchase of Mortgage Loans With Early Payment Defaults.

If any Monthly Payment is thirty (30) days or more delinquent before the expiration of the three (3) month period following the applicable Closing Date, the Seller, upon receipt of written request from the Purchaser, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price; provided that Seller shall have no such repurchase obligation unless Purchaser gives such written request to Seller no later than ninety (90) days following receipt of the corresponding remittance report for such delinquent Monthly Payment.  Notwithstanding the foregoing provisions of this Section 3.05, if the Purchaser does not notify the Seller in writing either (i) in its request to Seller to repurchase such Mortgage Loan or in any corresponding funding schedule, or (ii) on or before the 60th day following Seller’s repurchase of such Mortgage Loan, to pay that portion of the Repurchase Price equal to the product of the unpaid principal balance of the repurchased Mortgage Loan and the Purchase Price Premium, if any, the Purchase Price Premium for purposes of calculating such Repurchase Price shall be deemed to be zero.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01	Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account.  Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in strict compliance with the servicing provisions of the FNMA or FHLMC Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans; the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management and liquidation of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of  Mortgage Files, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA or FHLMC Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan which has come into default or for which default is reasonably foreseeable or consent to the postponement of any such term or in any manner grant indulgence to the related Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that (1) the final maturity of any such Mortgage Loan shall not be extended beyond the final maturity date; (2) advances and other amounts in connection with such Mortgage Loans may be added to the unpaid principal balance of such Mortgage Loan (as set forth below) only once during the life of such Mortgage Loan; (3) any amounts added to the Stated Principal Balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term of the Mortgage Loan; and (4) the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate or have the effect of reducing the Mortgage Interest Rate below the lesser of 50% of the original Mortgage Interest Rate on the Cut-off Date or the Servicing Fee Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or, for adjustable rate Mortgage Loans, change any of the applicable adjustable rate terms (e.g., Index, Initial Mortgage Interest Rate Cap, Gross Margin, etc.) and provided, further, that the outstanding principal balance of any such Mortgage Loan, when taken together with the aggregate Stated Principal Balance of all other Mortgage Loans that have been so modified since the Closing Date, does not exceed an amount equal to 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (as such amount may be adjusted from time to time subject to approval of the Rating Agencies).  In the event of any modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Notwithstanding anything herein to the contrary, the Seller may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date.  Any such agreement shall be approved by any applicable issuer of a Primary Mortgage Insurance Policy, if required.

In servicing and administering the Mortgage Loans, the Seller shall employ Accepted Servicing Practices, giving due consideration to the Purchaser’s reliance on the Seller.  The seller shall accurately and fully report its Mortgagor credit files to all three credit repositories in a timely manner.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Seller provided that the Subservicer is an entity that engages in the business of originating, acquiring or servicing mortgage loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC.  In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement.  The Seller may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Seller of the Subservicer shall not release the Seller from any of its obligations hereunder and the Seller shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Seller.  The Seller shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.  The Seller shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

At the cost and expense of the Seller, without any right of reimbursement from the Custodial Account, the Seller shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Seller, at the Seller’s option, from electing to service the related Mortgage Loans itself.  In the event that the Seller’s responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01, 10.01 or 10.02 and if requested to do so by the Purchaser, the Seller shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Seller.  The Seller shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Seller’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Seller and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Seller shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans.  The Seller shall be entitled to enter into an agreement with the Subservicer for indemnification of the Seller by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  The Seller will indemnify and hold Purchaser and its affiliates harmless from any loss, liability or expense arising out of the Seller’s use of a Subservicer to perform any of the Seller’s servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Seller alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses.  For purposes of distributions and advances by the Seller pursuant to this Agreement, the Seller shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02	Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Seller will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03	Realization Upon Defaulted Mortgage Loans.

The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policy and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01.  Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Seller shall obtain the prior approval of the Purchaser as to restoration expenses in excess of ten thousand dollars ($10,000).  The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings and prior to the acceptance or rejection of any offer of reinstatement.  The Seller shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05.  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense.  Upon completion of the inspection, the Seller shall promptly provide the Purchaser with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Seller, with the consent of Purchaser as required pursuant to this Agreement, within three (3) years after becoming an REO Property, unless the Seller provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to three (3) years after its becoming REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding.  Seller shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860F(a)(2)(E) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code.  Pursuant to its efforts to sell such property, the Seller shall either itself or through an agent selected by the Seller, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located.  Additionally, the Seller shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code, if required by the REMIC.

In connection with any Securitization Transaction, and subject to satisfaction of the terms and conditions of any pooling and servicing agreement related thereto, the Seller, at its own cost and expense, may appoint a special servicer to service any Mortgage Loan that as of the first day of a fiscal quarter is delinquent in payment by 90 days or more or is an REO Property (a “Distressed Mortgage Loan”).  The appointment of a special servicer and the execution of a special servicing agreement with the special servicer shall be subject to (1) the consent of any Depositor, Master Servicer and Trustee in connection with such Securitization Transaction and (2) the receipt of confirmation from the Rating Agencies that the transfer of servicing to such special servicer shall not result in a reduction of the then-current rating previously given by such Rating Agency to the publicly-rated securities issued in connection with such Securitization Transaction.

Section 4.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.  The Custodial Account shall be an Eligible Account.  Funds deposited in the Custodial Account may be drawn on by the Seller in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit C hereto.  The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date, and upon the request of any subsequent Purchaser.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to each Cut-off Date, or received by it prior to such Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before such Cut-off Date:

(i)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)          all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)         all Liquidation Proceeds;

(iv)         any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 4.13 (including REO Disposition Proceeds);

(v)          all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vi)         all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices the loan documents or applicable law;

(vii)        any Monthly Advances;

(viii)       all proceeds of any Mortgage Loan repurchased or otherwise collected in accordance with Article III and Section 2.07;

(ix)          any amounts required to be deposited by the Seller pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

(x)           any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02:

(xi)          with respect to each Principal Prepayment, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amount allocable to interest received in connection with such Principle Prepayment, equals one month’s interest on the amount of the principal so prepaid at the Mortgage Loan Remittance Rate provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Servicing Fee in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Seller in the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv).

Section 4.05	Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)           to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)          to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 3.03 or Section 2.07, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)         to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the FNMA or FHLMC Guides or as otherwise set forth in this Agreement or the Underwriting Guidelines;

(iv)         to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) if previously deposited, the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)          to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related Repurchase  Price is determined;

(vi)         to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii)        to remove funds inadvertently placed in the Custodial Account by the Seller; and

(viii)       to clear and terminate the Custodial Account upon the termination of this Agreement.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (v) above.

Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.  The Escrow Account shall be an Eligible Account.  Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 4.07.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C hereto.  The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date, and upon request to any subsequent purchaser.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; (ii)  all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(ii)          all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07.  The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller only:

(i)
to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums or condominium assessments and comparable items;

(ii)
to reimburse Seller for any Servicing Advance made by Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)	to refund to the Mortgagor any funds as may be determined to be overages;

(iv)	for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v)	for application to restoration or repair of the Mortgaged Property;

(vi)	to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)
to clear and terminate the Escrow Account upon the termination of this Agreement.  As part of its servicing duties, the Seller shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii)	to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate, for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the loan-to-value ratio of the related Mortgage Loan is reduced to 80% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80% or as required by state or federal law.  The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the applicable Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer.  The Seller shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Seller under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09	Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time.  Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 4.10	Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to FNMA and FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to FNMA and/or FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the FNMA or FHLMC Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor’s behalf.  The Seller shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.  It is understood and agreed that no other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired  in respect of the Mortgage Loan, other than pursuant to the FNMA or FHLMC Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller.  The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers and currently reflect a General Policy Rating of B:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a blanket policy issued by an issuer that has a Best rating of A+:XV insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account from its own funds (without any right of reimbursement therefor) the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.12	Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement and fraud of such persons.  The errors and omissions insurance shall protect and insure the Seller against losses arising out of errors and omissions and negligent acts of such persons.  Such errors and omissions insurance shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guides or by FHLMC in the FHLMC Guides.  The Seller shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.  The Seller shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.  The Purchaser (or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.  Within thirty (30) days of the initial Closing Date, Seller shall provide Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13	Title, Management and Disposition of REO Property.

(a)           In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located (the “Owners”).  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

(b)           The Seller shall notify the Purchaser in accordance with the FNMA or FHLMC Guides of each acquisition of REO Property upon such acquisition, together with a copy of the appraisal of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices.  Thereafter, the Seller shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13.  The fee for such administrative services shall be [$1,500] to be paid upon liquidation of the REO Property.  No Servicing Fee shall be assessed on any REO Property from and after the date of which it becomes an REO Property.  The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.  The Seller shall, either itself or through an agent selected by the Seller, and in accordance with the FNMA or FHLMC Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances.  The Seller shall make or cause the Seller to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser.

(c)           The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within six (6) months after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a longer period than six (6) months is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.  No REO Property shall be marketed for less than the Appraised Value, without the prior consent of Purchaser.  No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Purchaser.  If as of the date any REO Property is sold or otherwise disposed of there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller shall be entitled to reimbursement from the proceeds of such sale for any related unreimbursed Servicing Advances.  All requests for reimbursement of Servicing Advances shall be in accordance with the FNMA or FHLMC Guides.  The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser.  The Seller shall provide monthly reports to Purchaser in reference to the status of the marketing of the REO Properties.

(d)           Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser’s sole option, terminate the Seller as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Seller shall on the date said termination takes effect be reimbursed by withdrawal from the Custodial Account for any unreimbursed advances of the Seller’s funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05.  In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.

(e)           If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser.  The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of prior to the expiration of the third taxable year in which such REO Property was acquired or such other period as may be permitted under Section 860G(a)(8) of the Code unless the Seller provides to the Trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the expiration of the third taxable year will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at anytime that certificates are outstanding.

Section 4.14	Notification of Maturity Date.

With respect to each Mortgage Loan, the Seller shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

Section 4.15	Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with Accepted Servicing Practices and the related Mortgage and Mortgage Note.  The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments.  The Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Seller or the receipt of notice from the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Seller shall deposit in the Custodial Account from its own funds (without any right of reimbursement therefor) the amount of any interest loss or deferral caused the Purchaser thereby as such interest loss or deferral occurs.

Section 4.16	Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01	Distributions.

On each Remittance Date, the Seller shall distribute by wire transfer to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 5.03, minus any amounts attributable to Principal Prepayment received during the month of such Remittance Date, which amounts shall be remitted on the next succeeding Remittance Date together with any additional interest required to be deposited in the Collection Account in connection with such Principal Prepayment in accordance with Section 4.04 (xi).  It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date is to include principal collected after the applicable Cut-off Date, through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to such Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 5.02	Statements to the Purchaser.

The Seller shall furnish to the Purchaser an individual loan accounting report, in hard copy and computer readable format, as of the last Business Day of each month, in the Seller’s assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the seventh Business Day of the month of the corresponding Remittance Date on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both the Purchaser and Seller, and no later than the seventh Business Day of the month of the corresponding Remittance Date in hard copy, which report, in hard copy, shall be substantially in the form of FNMA form 2010, monthly remittance report, as updated or amended by FNMA, which shall contain the following:

(i)
With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with Section 4.04);

(ii)	with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii)	the amount of servicing compensation received by the Seller during the prior distribution period;

(iv)	the aggregate Stated Principal Balance of the Mortgage Loans;

(v)	the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 4.05; and

(vi)
the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days (2) 60 to 89 days and (3) 90 or more days; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

The Seller shall also provide a trial balance on computer readable tape or other electronic means of transmission acceptable to the Purchaser, with each such Report.

The Seller shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03	Monthly Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account from its own funds an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 4.01, of principal (due after the related Cut-off Date) and interest not allocable to the period prior to the related Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Seller’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the date of final disposition and liquidation of the related Mortgage Loan or any Mortgaged Property acquired through foreclosure or a conveyance in lieu of foreclosure, unless the Seller reasonably determines such advance to be nonrecoverable.  In such event, the Seller shall deliver to the Purchaser an Officer’s Certificate of the Seller to the effect that an officer of the Seller has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 5.04	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.  The Seller shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01	Assumption Agreements.

The Seller will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller, with the approval of the Purchaser (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 6.01, the Seller, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  The Purchaser shall be deemed to have consented to any assumption for which the Purchaser was given notification and requested to consent, but for which neither a consent nor an objection was given by the Purchaser within two (2) Business Days of such notification.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of the FNMA or FHLMC Guides for “A” quality Mortgage Loans.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed (and, for adjustable rate Mortgage Loans, none of the applicable adjustable rate terms may not be changed).  If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.  The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  All fees collected by the Seller for entering into an assumption or substitution of liability agreement shall belong to the Seller.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will provide written notification to the Purchaser (or Purchaser’s designee) within three (3) days.  Such notification shall state all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser (or Purchaser’s designee).  The Purchaser (or Purchaser’s designee) shall no later than five (5) Business Days after receipt of such notification and request, release or cause to be released to the Seller, the related Mortgage Loan Documents and, upon its receipt of such documents, the Seller shall promptly prepare and execute (pursuant to a power of attorney or limited officer appointment to be provided by Purchaser upon request) by Seller the requisite satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Seller shall maintain the Fidelity Bond and errors and omissions insurance insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser (or its designee) of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser (or its designee) to the Seller.  Such servicing receipt shall obligate the Seller to return the related Mortgage Loan Documents to the Purchaser (or its designee) when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser (or its designee) a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser (or its designee) to the Seller.

Section 6.03	Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee, subject to payment of compensating interest on Principal Prepayments.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account.  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 6.04	Annual Statement as to Compliance; Annual Independent Certified Public Accountants’ Servicing Report.

The Seller will deliver to the Purchaser annually, after the close of Seller’s fiscal year:

(1)           and within one hundred twenty (120) days of such fiscal year end, a statement to the Purchaser from a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants, to the effect that such firm has examined certain documents and records relating to the Seller’s servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the uniform single audit program for mortgage bankers, such firm is of the opinion that the Seller’s servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall  be set forth in such statement.  Copies of such statement shall be provided by the Seller to the Purchaser; and

(2)           copies of Seller’s audited financial statements upon execution by Purchaser of an agreement to keep confidential the contents of such financial statements;

(3)           The Seller will deliver to the Purchaser, to any master servicer which is master servicing any of the Mortgage Loans pursuant to a Securitization Transaction (each, a “Master Servicer”) and to any entity which is the depositor of the Mortgage Loans pursuant to a Securitization Transaction (each, a “Depositor”) not later than March 15 of each calendar year, an Officer’s Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officer’s knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Copies of such statement may be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans; and

(4)           With respect to any Mortgage Loans that are subject to a Securitization Transaction, by March 15 of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Seller shall execute and deliver an Officer’s Certificate to the Purchaser, any Master Servicer and any Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit I; and

(5)           The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 6.04, or the negligence, bad faith or willful misconduct of the Seller in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 6.04, or the Seller’s negligence, bad faith or willful misconduct in connection therewith; and

(6)           It is acknowledged and agreed that each Master Servicer and Depositor shall be an express third party beneficiary of the provisions of this Section 6.04 and shall be entitled to independently enforce the provisions of this Section 6.04 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

Section 6.05	RESERVED.

Section 6.06	Purchaser’s Right to Examine Seller Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

ARTICLE VII

REPORTS TO BE PREPARED BY SELLER

Section 7.01	Seller Shall Provide Information as Reasonably Required.

The Seller shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Seller under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Seller under this Agreement.  The Seller agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Seller for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations.  If it has not already done so, the Seller shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above; provided, however, that prior to furnishing such statements or information to any prospective purchaser, the Seller may require such prospective purchaser to execute a confidentiality agreement in a form satisfactory to the Seller.

The Seller shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SELLER

Section 8.01	Indemnification.

The Seller agrees to indemnify the Purchaser and its affiliates and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or any of its affiliates may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Seller agrees to indemnify the Purchaser and its affiliates and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or any of its affiliates may sustain in any way related to the breach of a representation, warranty or covenant set forth in this Agreement.  The Seller shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Seller shall follow any written instructions received from the Purchaser in connection with such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02	Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller whether or not related to loan servicing, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a FNMA or FHLMC approved seller/servicer in good standing.

Section 8.03	Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement.  The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 8.04	Seller Not to Assign or Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.  Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05	No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in anyway limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser’s sole discretion.

Without in any way limiting the generality of this Section 8.05, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement as set forth in Section 10.02, without any payment of any penalty or damages and without any liability whatsoever to the Seller (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

ARTICLE IX

DEFAULT

Section 9.01	Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)
any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)
failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(iii)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)
the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)
the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)	the Seller ceases to be approved by either FNMA or FHLMC as a mortgage loan seller and servicer for more than thirty (30) days; or

(vii)
the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(viii)
the Seller ceases to be (a) licensed to service first lien residential mortgage loans in each jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Seller’s ability to perform its obligations hereunder; or

(ix)
the Seller fails to meet the eligibility criteria set forth in the last sentence of Section 8.02, then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Seller for the same.  On or after the receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  Upon written request from the Purchaser, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense.  The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property; or

(x)
the Seller fails to duly perform, within the required time period, its obligations under Section 6.04 of this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

Section 9.02	Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01	Termination.

The respective obligations and responsibilities of the Seller shall terminate upon:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing; or (iii) termination with or without cause under the terms of this Agreement.

Section 10.02	Termination Without Cause.

The Purchaser may, at its sole option, terminate the rights of  the Seller  as Servicer hereunder, without cause, upon written notice.  Any such notice of termination shall be in writing and delivered to the Seller as provided in Section 11.05 of this Agreement.  In the event of such termination, the Purchaser agrees to pay, as liquidated damages, a sum equal to the market value of the servicing rights as determined by a qualified, licensed independent mortgage broker mutually selected by the parties.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Successor to the Seller.

Prior to termination of Seller’s responsibilities and duties under this Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 or 10.02, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree.  In the event that the Seller’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the Purchaser and under Section 8.01, it being understood and agreed that the provisions of Article III and Section 8.01 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Seller or this Agreement pursuant to Section 4.13, 8.04, 9.01, 10.01, or 10.02 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds.  The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.  The successor shall make arrangements as it may deem appropriate to reimburse the Seller for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor’s acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

Section 11.02	Amendment.

This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

Section 11.03	Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Seller’s expense on direction of the Purchaser accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.04	Governing Law.

This Agreement shall be governed by and construed in accordance with internal laws of the State of New York without regard to conflict of laws principles.  The parties hereby agree to submit to the jurisdiction of the Courts of the State of New York and/or the United States Federal Court for the District encompassing New York.  The parties further agree not to raise any objection to venue of a court located in the State of New York.

Section 11.05	Notices.

Any demands, notices or other communications; permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

if to the Seller:

SunTrust Mortgage, Inc.
901 Semmes Avenue
Mailcode MTG 1785
Richmond, Virginia 23224
Attention: Amy S. Creason
First Vice President
Secondary Marketing

(i)	if to the Purchaser:

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019
Attention:  Legal Department

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06	Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07	Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08	General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iii)
references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)
a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)	the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)	the term “include” or “including” shall mean without limitation by reason of enumeration; and

(vii)	headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10	Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser, at its sole option.

Section 11.11	Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Seller hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder.  Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans.  In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Article III shall be retained solely by the Purchaser.

Section 11.12	No Partnership.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.13	Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.  This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party (or an affiliate of the Seller) without the consent of the Purchaser.

Section 11.14	Entire Agreement.

The Seller acknowledges that no representations, agreements or promises were made to the Seller by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.  In the event of any inconsistency between the Purchase Price and Terms Letter, for the related pool of Mortgage Loans and this Agreement, this Agreement shall control.

Section 11.15	No Solicitation.

From and after each Closing Date, the Seller agrees that it will not take  any action or permit or cause any action to be taken by the Seller, any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone, mail, or electronically by e-mail or through the internet or otherwise solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the applicable Closing Date and the Seller shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by or on behalf of the Seller or any affiliate of the Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing, newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.15.  The Seller shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not an affiliate of the Seller.

Section 11.16	Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the applicable Closing Date.  The closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)	[reserved];

(b)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the applicable Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents, in such forms as are agreed upon and acceptable to the Purchaser (including, but not limited to, completed original copies of all exhibits hereto, including but not limited to those set forth in clause (e) below), duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof,

(d)	the Seller shall have delivered and released to the Purchaser (or its designee) on or prior to the applicable Closing Date all documents required pursuant to the terms of this Agreement;

(e)	the Seller shall have complied with all other terms and conditions of this Agreement and the related Purchase Price and Terms Letter; and

(f)	an Assignment and Conveyance in the form of Exhibit H1 hereto.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the applicable  Closing Date the Purchase Price for the related pool of Mortgage Loans, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

(g)	On or before the initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	a Custodial Account Letter Agreement in the form attached as Exhibit C hereto;

3.	an Escrow Account Letter Agreement in the form attached as Exhibit C hereto;

4.	an Officer’s Certificate, in the form of Exhibit E hereto, including all attachments thereto; and

5.	an Opinion of Counsel to the Seller, in the form of Exhibit F hereto.

(i)	On or before each Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

1.	the related Purchase Price and Terms Letter;

2.	the related Mortgage Loan Schedule;

3.	an Officer’s Certificate, in the form of Exhibit E hereto, including all attachments thereto;

4.	if requested by the Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit F hereto;

5.
if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of any Person, a Security Release Certification, in the form of Exhibit G hereto, executed by such Person;

6.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

7.	an Assignment and Conveyance in the form of Exhibit H1 hereto.

Section 11.17	Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a Reconstitution of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)	one or more third party purchasers in one or more in whole loan transfers (each, a “Whole Loan Transfer”); or

(b)	one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser, any prospective purchaser, any master servicer or trustee and/or any issuer or other participant in such Reconstitution (“Reconstitution Parties”) with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all seller’s warranties and servicing agreements, participation and servicing agreements, pooling and servicing agreements or similar agreements (collectively, “Reconstitution Agreements”) requested by the Purchaser, which shall contain, among other provisions, such provisions and requirements as will, in the case of a Securitization Transaction, enable some or all of the securities issued in connection with such Securitization Transaction to be rated in the highest rating category by one or more Rating Agencies; and (3) to restate in the Reconstitution Agreement or in another appropriate agreement or letter requested by the Purchaser the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”); provided that with respect to those representations and warranties that relate to delinquency or condition of the Mortgaged Property, the Seller shall only be required to restate such representations and warranties as of the Closing Date and shall represent and warrant as to the actual status thereof as of the Reconstitution Date.  The Seller shall provide to the Purchaser and/or any other participants in such Reconstitution:  (i) any and all information and appropriate verification of information which may be reasonably available to the Seller, whether through letters of its auditors, opinions of counsel or otherwise, as the Purchaser or any such other participant shall request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably agreed upon by the Seller and the Purchaser or any such other participant.  The Seller shall indemnify the Purchaser and Reconstitution Parties for the accuracy and completeness of all such information provided by or on behalf of the Seller.  The Purchaser shall be responsible for the costs relating to the delivery of such information.

In the event the Seller has agreed to and does hold record title to the Mortgages prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank to the prospective purchaser, issuer or trustee, as applicable, from the Seller, acceptable to the prospective purchaser, issuer or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and initial recording costs associated therewith.  In connection with the Reconstitution, and at the expense of Purchaser, the Seller shall execute each assignment of mortgage, track such assignments of mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof.  Additionally, at the expense of Purchaser, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if this Agreement shall remain in effect with respect to the related Mortgage Loans, shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 11.18	Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three (3) fiscal years respecting which such statements are available.  The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large).  The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above.  The Seller also shall make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

Section 11.19	Mandatory Delivery; Grant of Security Interest.

The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Purchase Price and Terms Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date of such Purchase Price and Terms Letter or preliminary notice and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.  The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Purchase Price and Terms Letter and (ii) obligation to pay the related Purchase Price for the Mortgage Loans.  All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Section 11.20	Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security.  Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 11.21	Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 11.22	Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 11.23	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.24	No Petition. Limited Recourse.

Notwithstanding any other provision of this Agreement, the Seller covenants and agrees that it shall not, prior to the date which is one year and one day (or, if longer, any applicable preference period plus one day) after termination of this agreement pursuant to Section 10.02 hereof or, if any securities are issued in connection with a Securitization Transaction, for at least one year and one day (or, if longer, any applicable preference period plus one day) after the latest maturing security is paid in full, institute against, or join any other Person in instituting against, the Purchaser, the Depositor, the Issuing Entity, the Trustee or the Master Servicer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any similar proceeding under any federal or state bankruptcy or similar law; provided that nothing in this provision shall preclude, or be deemed to stop, the Seller (a) from taking any action prior to the expiration of the aforementioned one year and one day period in (i) any case or proceeding voluntarily filed or commenced by the Purchaser or (ii) any involuntary insolvency proceeding filed or commenced against the Purchaser by a Person other than the Seller, or (b) from commencing against the Purchaser or the Mortgaged Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency or a liquidation proceeding. In addition, no recourse shall be had for any amounts payable or any other obligations arising under this Agreement and any other agreement entered into in connection with a Reconstitution against any officer, member, director, employee, partner or security holder of the Seller or the Purchaser or any of their respective successors or assigns. The provisions of this Section 11.24 shall survive the termination of this Agreement.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01	Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Purchaser, any Master Servicer and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser, any Master Servicer or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) and the Sarbanes-Oxley Act.  The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

For the purposes of this Article XII, any notice or request that must be “in writing” or “written” may be made by electronic mail.

Section 12.02	Additional Representations and Warranties of the Seller.

(a)           The Seller shall be deemed to represent to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 12.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date:  (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that are reasonably expected to have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified in writing to the Seller by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 12.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 12.03	Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information may include, if applicable:

(A)           the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(D)           a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;

(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB, which good faith interpretations shall not be inconsistent with what is customarily determined by originators of Mortgage Loans to be required pursuant to Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB.  Such information shall include, if applicable:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)           the extent of outsourcing the Servicer utilizes;

(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(I)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(d)           For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Seller, and (E) the Seller’s entry into an agreement with a Subservicer or Subcontractor to perform or assist in the performance of any of the Seller’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller or any Subservicer, the Seller or such Subservicer, as applicable, shall provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g)           The Seller shall provide to the Purchaser, any Master Servicer and any Depositor, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and any Errors and Omissions Insurance Policy, financial information and reports, and such other information related to the Seller or any Subservicer or the Seller’s or such Subservicer’s performance hereunder.

Section 12.04	Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2008, the Seller shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 12.05	Report on Assessment of Compliance and Attestation.

(a)           On or before March 5 of each calendar year, commencing in 2008, the Seller shall:

(i)           deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit K hereto;

(ii)           deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Section 12.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section and, to the extent required of such Subservicer or such Subcontractor under Item 1123 of Regulation AB, an annual compliance certification as and when required under Section 12. 04; and

(iv)           if requested by the Purchaser, any Master Servicer or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver,  to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Seller, in the form attached hereto as Exhibit J.

None of the Purchaser, any Master Servicer nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor or Master Servicer is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 12.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit K hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 12.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 12.06.

Section 12.06	Use of Subservicers and Subcontractors.

The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section.  The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not authorize or knowingly permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Seller to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 12.02, 12.03(c), (e), (f) and (g), 12.04, 12.05 and 12.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 12.03(d) of this Agreement.  The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 12.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 12.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 12.05 as and when required to be delivered.

(b)           It shall not be necessary for the Seller to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The Seller shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) each discrete function identified in Item 1122(d) of Regulation AB which is being performed by each such Subcontractor, (iii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB as determined by the Seller in full compliance with Regulation AB, and (iv) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (iii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 12.05 and 12.07 of this Agreement to the same extent as if such Subcontractor were the Seller.  The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subcontractor under Section 12.05, in each case as and when required to be delivered.

Section 12.07	Indemnification; Remedies.

(a)           The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Article XII by or on behalf of the Seller, or provided under this Article XII by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)           any breach by the Seller of its obligations under this Article XII, including particularly any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XII, including any failure by the Seller to identify pursuant to Section 12.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)           any breach by the Seller of a representation or warranty set forth in Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 12.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)           the negligence, bad faith or willful misconduct of the Seller in connection with its performance under this Article XII.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)           (i)  Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XII, or any breach by the Seller of a representation or warranty set forth in Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 12.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (other than for payment of accrued fees and reimbursable expenses owed to the Seller thereunder at the time of such termination)(notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(ii)           Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 12.04 or 12.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 12.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (other than for payment of accrued fees and reimbursable expenses owed to the Seller thereunder at the time of such termination)(notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

None of the Purchaser, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)           The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 12.08	Third Party Beneficiary.

For purposes of this Article XII and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., Purchaser

By:   /s/ Agnes Teng
Name:    Agnes Teng
Title:       Associate Director

SUNTRUST MORTGAGE, INC., Seller

By:   /s/   Robert M. Partlow
Name:  Robert M. Partlow
Title:    Senior Vice President

EXHIBIT A:  [RESERVED]

A-1

EXHIBIT B:  CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Seller in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

1.           The original Mortgage Note endorsed “Pay to the order of _____, without recourse,” and signed in the name of the Seller via original signature by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller, and all riders thereto.  If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Seller], successor by merger to the [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “[Seller] formerly known as [previous name]”.

2.           The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located; provided, however, that the Seller shall cause such original Mortgage to be delivered to the Purchaser or its designee promptly upon return from the appropriate public recording office and in no event later than 180 days following the related Closing Date pursuant to Section 6.03 of the Agreement.

3.           The original or certified true copy or if in electronic form on the related Mortgage Loan Schedule the certificate number of the related policy, certified by the Seller, of the Primary Mortgage Insurance Policy, if required.

4.           The original Assignment prepared in blank, or in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording.  If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment must be by “[Seller] formerly known as [previous name]”.

5.           The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company and, in any event, an original mortgagee title insurance policy shall be delivered to the Purchaser or its designee promptly upon issuance thereof and not later than 180 days following the related Closing Date pursuant to Section 2.07 of the Agreement.

6.           Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment together with a certificate of the Seller certifying that the original Assignment has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

7.           Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgage Property is located.

8.           If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located; provided, however, that the Seller shall cause such original Mortgage to be delivered to the Purchaser or its designee promptly upon return from the appropriate public recording office and in no event later than 180 days following the related Closing Date pursuant to Section 2.07 of the Agreement.

9.           Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

10.           Residential loan application.

11.           Uniform underwriter and transmittal summary (FNMA Form 1008) or reasonable equivalent.

12.           Credit report on the mortgagor.

13.           Business credit report, if applicable.

14.           Residential appraisal report and attachments thereto.

15.           The original of any guarantee executed in connection with the Mortgage Note.

16.           Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program, all in accordance with Seller’s underwriting guidelines.

17.           Verification of acceptable evidence of source and amount of down payment, in accordance with Seller’s underwriting guidelines.

18.           Photograph of the Mortgaged Property (may be part of appraisal).

19.           Survey of the Mortgaged Property, if any.

20.           Sales contract, if applicable.

21.           If available, termite report, structural engineer’s report, water potability and septic certification.

22.           Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

23.           With respect to each adjustable rate Mortgage Loan, a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate Mortgage Loans.

EXHIBIT C:  CUSTODIAL ACCOUNT/ESCROW ACCOUNT LETTER AGREEMENTS

To:

(the “Depository”)

As “Seller” under the Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007,  Whole Loan Series ________  (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “____, in trust for the Purchaser, Owner of Whole Loan Series _____.”  Such account shall be a special deposit, which shall be segregated and held by you maintaining such account in a fiduciary capacity, separate and apart from your own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between you and [Seller] or Mortgage Asset Securitization Transactions, Inc.  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

By: Name: Title:
The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number _______, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

(Name of Depository)

By: Name: Title:

C-1

To:  ______________________
(the “Depository”)

As “Seller” under the Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007,  Whole Loan Series ____ (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as “_____, in trust for the Purchaser, Owner of Whole Loan Series ____and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

By: Name: Title:
The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number ______, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

(Name of Depository)

By: Name: Title:

C-2

EXHIBIT D:  UNDERWRITING GUIDELINES AS OF INITIAL CLOSING DATE

D-1

EXHIBIT E:  SELLER’S OFFICER’S CERTIFICATE

I, ___________________________ hereby certify that I am the duly elected ____________________ of [SELLER], a ___________________ (the “Seller”), and further certify, on behalf of the Seller as follows:

1.           Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws] [Certificate of limited partnership and limited partnership agreement] of the Seller as are in full force and effect on the date hereof.

2.           No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3.           Each person who, as an officer or attorney-in-fact of the Seller, signed or Electronically executed (a) the Purchase, Warranties and Servicing Agreement (the “Sale Agreement”), dated as of July 1, 2007, by and between the Seller and Mortgage Asset Securitization Transactions, Inc. “Purchaser”); (b) the Purchase Price and Terms Letter, dated as of July 1, 2007, between the Seller and the Purchaser (the “Purchase Price and Terms Letter”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Sale Agreement and the Purchase Price and Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.           Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ____________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.           Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ________, 20___.  No event has occurred since ____________, 20___ which has affected the good standing of the Seller under the laws of the State of ____________.

6.           All of the representations and warranties of the Seller contained in Section 3.01 and 3.02 of the Sale Agreement were true and correct in all material respects as of the date of the Sale Agreement and are true and correct in all material respects as of the date hereof.

7.           The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Funding Date pursuant to the Sale Agreement and the related Purchase Price and Terms Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale Agreement.

E-1

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:  _________________________

[Seal]

[SELLER] (Seller) By: _______________________________ Name: _____________________________ Title: Vice President

I, __________________, Secretary of the Seller, hereby certify that __________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  ___________________

[Seal]

[SELLER] (Seller) By: _______________________________ Name: _____________________________ Title: [Assistant] Secretary

E-2

EXHIBIT F:  [FORM OF OPINION OF COUNSEL TO THE SELLER]

_______________________
(Date)

[PURCHASER]
[ADDRESS]

Re:	Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007

Gentlemen:

I have acted as counsel to [SELLER], a _______________ (the “Seller”), in connection with the sale of certain loans by the Seller to _____________________ (“the “Purchaser”) pursuant to (I) a Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007, between the Seller and the Purchaser (the “Sale Agreement”) and the Purchase Price and Terms Letter, dated July 1, 2007, between the Seller and the Purchaser (the “Purchase Price and Terms Letter”).  Capitalized terms not otherwise defined herein have the meanings set forth in the Sale Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A.	The Sale Agreement;

B.	The Purchase Price and Terms Letter;

C.	The Seller’s [Certificate of Incorporation and by-laws] [certificate of limited partnership and limited partnership agreement], as amended to date; and

D.	Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances.  As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me.  I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1.           The Seller has been duly [incorporated] [formed] and is validly existing and in good standing under the laws of the State of __________ with corporate power and authority to own its properties and conduct its business as presently conducted by it.  The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Sale Agreement and the Purchase Price and Terms Letter (sometimes collectively, the “Agreements”).

2.           The Sale Agreement and the Purchase Price and Terms Letter  have been duly and validly authorized, executed and delivered by the Seller.

3.           The Sale Agreement and the Purchase Price and Terms Letter constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4.           No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Sale Agreement and the Purchase Price and Terms Letter, or the consummation of the transactions contemplated by the Sale Agreement [and the Purchase Price and Terms Letter], except for those consents, approvals, authorizations or orders which previously have been obtained.

5.           Neither the servicing of the Mortgage Loans by the Seller as provided in the Sale Agreement and the Purchase Price and Terms Letter, nor the fulfillment of the terns of or the consummation of any other transactions contemplated in the Sale Agreement and the Purchase Price and Terms Letter  will result in a breach of any term or provision of the [certificate of incorporation or by-laws] [certificate of limited partnership or limited partnership agreement] of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (I) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of or federal statute or regulation applicable to the Seller, or (iii) any order of any State of or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Sale Agreement.

6.           There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Sale Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Sale Agreement.

7.           The sale of each Note and Mortgage or Pledge Agreement, as applicable, as and in the manner contemplated by the Sale Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A.           I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B.           My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (I) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or ether laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

C.           I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of _______________ and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of ____________ and the Federal laws of the United States of America.

Very truly yours,

EXHIBIT G:  SECURITY RELEASE CERTIFICATION

1.           Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by [PURCHASER] from the Seller named below pursuant to that certain Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007, as of the date and time of receipt by __________________ of $______________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

______________________________
(Name)

______________________________
(Address)

By:___________________________

G-1

II.           Certification of Release

The Seller named below hereby certifies to [PURCHASER] that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to [PURCHASER], the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans.  The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_________________________________Seller By: __________________________________ Name:_________________________________ Title:__________________________________

G-2

EXHIBIT H1:  ASSIGNMENT AND CONVEYANCE

On this ___ day of _________, 200_, [Seller] (“Company”) as the Seller under that certain Seller’s Purchase, Warranties and Servicing Agreement, dated as of July 1, 2007 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Mortgage Asset Securitization Transaction, Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to the Agreement, the Company has delivered to the Purchaser or its designee the documents for each Mortgage Loan to be purchased as set forth in the Agreement.  The contents of each related Servicing File required to be retained by the Company to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof.  The Company’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Company shall be in a custodial capacity only.  The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

The Company confirms to the Purchaser that the representation and warranties set forth in Sections 3.01 and 3.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Company’s Officer’s Certificates and all attachments thereto remain complete, true and correct in all respects as of the date hereof, and with respect to this Mortgage Loan Package, the Company makes the following additional representations and warranties to the Purchaser, which additional representations and warranties are hereby incorporated into Section 3.02 of the Agreement:

LOAN TYPE:	[ADJUSTABLE] RATE
Cut-off Date:	July 1, 2007
Number of Mortgage Loans:
Original Principal Balance:	$
Stated Principal Balance	$
Weighted Average Mortgage Interest Rate:		%
Weighted Average Servicing Fee Rate:		%
Weighted Average Mortgage Loan Remittance Rate:		%

H1-1

Weighted Average LTV:	%
Weighted Average Remaining Months to Maturity:
[For Adjustable Rate Mortgage Loans:
Type:
Index:
Weighted Average Gross Margin:	%
Weighted Average Months to Next Adjustment Date:	months]
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

[Seller]
(Company)

By:  ______________________________________
Name:  ____________________________________
Title:  _____________________________________

HI-2

EXHIBIT I:  [RESERVED]

I-1

EXHIBIT J

FORM OF ANNUAL CERTIFICATION

Re:
The Amended and Restated Purchase, Warranties and Servicing Agreement dated as of July 1, 2007 (the “Agreement”), among Mortgage Asset Securitization Transactions, Inc., as Purchaser and Suntrust Mortgage, Inc. (the “Company), as Seller

I, _____________________________________, the _______________________ of the Company, certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB and identified as the responsibility of the Company on Exhibit K to the Agreement (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

J-1

Date: _________________________

By: _______________________________
Name:
Title:

J-2

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.